Exhibit 4.3
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (1) PURSUANT TO THE EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT; OR (2) IF, IN THE OPINION OF COUNSEL FOR THE REGISTERED OWNER HEREOF, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE STATE AND/OR FEDERAL SECURITIES LAWS
NUPATHE INC.
WARRANT TO PURCHASE SHARES
OF PREFERRED STOCK
Warrant No.
Issue Date:                      ___, 20___
     THIS CERTIFIES THAT, for value received,                      (“Holder”), is entitled to subscribe for and purchase up to                      shares of                                          (as applicable, the “Shares”) of NuPathe Inc., a Delaware corporation (the “Company”), at the Warrant Price (as defined below), subject to the provisions and upon the terms and conditions set forth herein. As used herein, “Note” shall mean that certain Secured Subordinated Convertible Promissory Note, dated as of April ___, 2010, made by the Company in favor of the Holder. This Warrant is one of a series of Warrants to purchase Shares of Preferred Stock issued by the Company pursuant to that certain Subordinated Convertible Note and Warrant Purchase Agreement, dated as of April ___, 2010, by and among the Company, the Holder and the other parties named therein (as the same may be amended from time to time, the “Purchase Agreement”). Terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.
     1. Warrant Price. The per share exercise price (the “Warrant Price”) initially shall be equal to $                      per share as set forth in the Note. The Warrant Price shall be subject to adjustment as provided in Section 6 below.
     2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part, during the term commencing on the date hereof and ending on the earlier to occur of (i) the seventh (7th) anniversary of such date and (ii) the consummation of an IPO (as defined in the Note).
     3. Method of Exercise; Payment; Issuance of Shares.
          (a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 11 below) and by payment to the Company, by cashier’s or other check acceptable to the Company representing immediately available funds, of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes).

          (b) Net Issue Exercise. If the Fair Market Value of one Share is greater than the Warrant Price (at the date of such calculation), then in lieu of exercising this Warrant pursuant to Section 3(a), the Holder may elect to receive Shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of Shares computed using the following formula:

X =	Y (A-B)

A

Where X =	the number of Shares to be issued to Holder.

Y =	the number of Shares purchasable under this Warrant (at the date of such calculation).

A =	the Fair Market Value of one Share issuable under this Warrant (at the date of such calculation).

B =	Warrant Price (as adjusted to the date of such calculation).
          (c) Fair Market Value. For purposes of this Section 3, “Fair Market Value” of one Share issuable under this Warrant shall mean: the fair market value of such security determined by a third party appraiser designated by a majority of the members of the Company’s Board of Directors (the “Board”) who are not affiliated with any Purchaser (the “Independent Directors”) and reasonably acceptable to the Requisite Holders (the “Appraiser”); provided, however, that if the parties fail to agree on an Appraiser, then the Independent Directors, on the one hand, and the Majority Holders (as defined in the Note), on the other hand, shall each select its own independent appraiser, which appraisers shall then select an independent appraiser to finally determine the Fair Market Value. If either the Independent Directors, on the one hand, or the Majority Holders, on the other hand, fails to select an independent appraiser, then the successfully selected independent appraiser shall finally determine the Fair Market Value. The Company shall bear all fees and expenses in connection with the selection and engagement of the Appraiser
     4. Legends. Each certificate representing the Shares shall be endorsed with the following legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”
     The Company need not enter into its stock register a transfer of Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

     5. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.
     6. Adjustment for Certain Events. In the event of changes in the outstanding Shares (or the Company’s Common Stock in the event the Shares have been converted into Common Stock) by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available for purchase pursuant to this Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.
     7. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 6 hereof, the Company shall prepare a certificate signed by the Company’s chief executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of Shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 11 hereof.
     8. No Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefore upon the basis of the Warrant Price then in effect.
     9. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense within respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.
     10. Miscellaneous.
          (a) Successors. This Warrant shall be binding upon any successors or assigns of the Company.
          (b) Assignment. The Holder may assign or otherwise transfer this Warrant to any affiliate of such Holder that is an “accredited investor” without the prior written consent of the Company; provided that (i) any such transferee agrees to be subject to the terms of the Amended and Restated Investor Rights Agreement, dated as of July 8, 2008, by and among the Company and the other parties named therein (the “Investor Rights Agreement”) to the same extent as if such transferee was an original Holder (as defined in the Investor Rights Agreement) with respect to any Registrable Securities (as defined in the Investor Rights Agreement) that may be issued to such transferee and (ii) any transfer of this Warrant will be effected only by surrender of this Warrant to the Company and reissuance of a new warrant to the transferee. Any other assignment or transfer of this Warrant by the Holder shall require the prior written consent of the Company.

          (c) Amendment. Except as otherwise provided in this Warrant, no modification or amendment hereof shall be effective unless (i) made in a writing signed by appropriate officers of the Company, (ii) such amendment or modification is approved by the Majority Holders (as defined in the Note), and (iii) such amendment or modification is made to all of the Warrants issued pursuant to the Purchase Agreement.
          (d) Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to the conflicts of laws principles of any jurisdiction.
          (e) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
          (f) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday
          (g) No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions (other than as expressly provided for in this Warrant) or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company
          (h) Compliance with Securities Laws. The Holder, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.
     11. Notices. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

If to the Company:
NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, PA 19428
Attention: Chief Executive Officer
Telephone: (484) 567-0130
Facsimile: (484) 567-01362

with a copy to:

Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Michael N. Peterson
Telephone: (215) 963-5025

Facsimile: (215) 963-5001
Email: mpeterson@morganlewis.com
and, if to the Holder, at the most recent address provided to the Company by the Holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.
[Signature Page Follows]

     IN WITNESS WHEREOF, NuPathe Inc. has caused this Warrant to Purchase Shares of Preferred Stock to be executed by its officers thereunto duly authorized.
Dated as of this ___ day of                                         , 20___.

NuPathe Inc.
By:
Name:
Title:

[Signature page to NuPathe Inc. Warrant to Purchase Shares of Preferred Stock]

NOTICE OF EXERCISE

TO:	NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, PA 19428
Attention: Chief Executive Officer
     The undersigned,                                          (“Holder”) elects to acquire shares of                                                              of NuPathe Inc. (the “Company”), pursuant to the terms of the Warrant to Purchase Shares of Preferred Stock dated                                          (the “Warrant”).
     The Holder exercises its rights under the Warrant as set forth below:
     1. The Holder elects to purchase                      shares of the Company’s                                                              and tenders herewith a check in the amount of $                      as payment of the purchase price.
     2. The Holder surrenders the Warrant with this Notice of Exercise.
     3. The Holder represents that it is acquiring the aforesaid shares of                                          for investment and not with a view to or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the shares.
     Please issue a certificate representing the shares of                                          in the name of the Holder or in such other name as is specified below:
Name:
Address:
Taxpayer I.D.
By:
Name:
Title:
Date:

THE WARRANT AMENDED HEREBY WAS ORIGINALLY ISSUED ON AUGUST 20, 2009, AND NEITHER THE WARRANT NOR THIS WARRANT AMENDMENT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND THE OTHER RESTRICTIONS ON TRANSFER SET FORTH IN THE WARRANT.
AMENDMENT NO. 1 TO WARRANT TO PURCHASE SHARES OF PREFERRED STOCK
          This Amendment No. 1 to Warrant to Purchase Shares of Preferred Stock (“Warrant Amendment”) is made effective as of the ___ day of May, 2010, by NuPathe Inc., a Delaware corporation (the “Company”), and shall be binding upon the Holder. Capitalized terms not otherwise defined shall have the meaning given to them in the Warrant to Purchase Shares of Preferred Stock, dated August 20, 2009 (the “Warrant”), in favor of [NAME OF WARRANT HOLDER] (the “Holder”).
          WHEREAS, the Company previously entered into the Warrant in connection with the sale of a Subordinated Convertible Promissory Note, dated July 8, 2009, to Holder;
          WHEREAS, the Subordinated Convertible Promissory Note has previously been converted into shares of the Company’s Series B Preferred Stock;
          WHEREAS, upon the conversion of the Subordinated Convertible Promissory Note, the Company issued the Warrant to Holder;
          WHEREAS, the Company desires to amend the Warrant as set forth below;
          WHEREAS, pursuant to Section 11(c) of the Warrant, no amendment thereof shall be effective unless such amendment is approved by the Requisite Holders;
          WHEREAS, on May ___, 2010 the Requisite Holders approved the amendment set forth herein; and
          WHEREAS, in furtherance of the above, the Company desires to formally amend the terms of the Warrant as set forth below:
1. Warrant Amendment. Section 6 of the Warrant is hereby amended and restated in its entirety to read as follows:
     “6. Adjustments
     (a) Adjustment for Certain Events. In the event of changes in the outstanding Shares (or the Company’s Common

Stock in the event the Shares have been converted into Common Stock) by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available for purchase pursuant to this Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board of Directors of the Company. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.
     (b) Adjustment for Conversion of Series B Preferred Stock. If all of the outstanding shares of Series B Preferred Stock are converted into Common Stock of the Company in accordance with the terms of the Certificate of Incorporation of the Company, as amended from time to time, then, effective upon such conversion, (i) this Warrant shall be exercisable for such number of shares of Common Stock as is equal to the number of shares of Common Stock that each share of Series B Preferred Stock was converted into, multiplied by the number of shares of Series B Preferred Stock subject to this Warrant immediately prior to such conversion, (ii) the Warrant Price shall be the Warrant Price in effect immediately prior to such conversion divided by the number of shares of Common Stock into which each share of Series B Preferred Stock was converted, and (iii) all references in this Warrant to “Preferred Stock” and “Series B Preferred Stock” shall thereafter be deemed to refer to “Common Stock.”
2.	All other terms in the Warrant shall remain in full force and effect; provided that to the extent that any term in the Warrant would be inconsistent with the actions taken hereunder, such term shall be deemed to be modified so as to be consistent with the modification of terms set forth above.

3.	This Warrant Amendment shall be construed in accordance with the provisions of Delaware law.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Warrant Amendment as of the date set forth above.

NUPATHE INC.
By:
	Name:	Keith A. Goldan
	Title:	Chief Financial Officer